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                                  EXHIBIT 21
                                  ----------

Wholly-Owned United States                           State of
Subsidiaries of the Company                          Incorporation
---------------------------                          -------------

Strategic Supply, Inc.                               Delaware

     Coulson Technologies, Inc.
       (wholly-owned subsidiary of
        Strategic Supply, Inc.)                      Delaware

     FastenMaster Corporation, Inc.
       (wholly-owned subsidiary of
        Strategic Supply, Inc.)                      Delaware

Industrial Systems Associates, Inc.                  Pennsylvania

American Technical Services Group, Inc.              Delaware

     ATS Phoenix, Inc.
       (wholly-owned subsidiary of
        American Technical Services
        Group, Inc.)                                 Delaware

     National Technical Services Group, Inc.
       (wholly-owned subsidiary of
        American Technical Services
        Group, Inc.)                                 Delaware


Wholly-Owned Foreign
Subsidiaries of the Company                          Country
---------------------------                          -------

     Strategic Distribution Services De
       Mexico, S. A. De C. V.                        Mexico

     Strategic Distribution Marketing De
       Mexico, S. A. De C. V.                        Mexico